Exhibit 10.1

FUEL SYSTEMS SOLUTIONS, INC.

2011 STOCK OPTION PLAN

1. Purpose. The purpose of this 2011 Stock Option Plan (the "Plan") is to aid Fuel Systems Solutions, Inc., a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding officers and key employees of the Company or its Subsidiaries to promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. To achieve these objectives, the Plan provides for the granting of Incentive Stock Options and Nonqualified Stock Options.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and applicable rulings and regulations thereunder

(b) "Award" means any Incentive Stock Option or Nonqualified Stock Option granted to a Participant under the Plan.

(c) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death, except that a Participant's prior Beneficiary designation of his or her spouse as Beneficiary will be automatically revoked upon such Participant's divorce, unless the designation is specifically reaffirmed in writing to the Committee following such divorce.

(d) "Board" means the Company's Board of Directors.

(e) "Cause" means (i) the willful failure by a Participant to substantially perform his duties with the Company or with any Subsidiary, or (ii) Participant's conviction (or similar plea) for any criminal act, except that no misdemeanor (or similar level act) will constitute Cause unless it shall have involved misappropriate use of funds or property, fraud, moral turpitude, or similar activities. Whether Cause exists (for purposes of this Plan only), shall be determined in the sole and absolute discretion of the Committee.

(f) "Change in Control" and related terms have the meanings specified in Section 8.

(g) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(h) "Committee" means the Compensation Committee of the Board with respect to (i) executives of the Company who are covered by SEC reporting requirements (Executive Officers), subject to Board ratification, and (ii) all other officers and key employees, provided that with respect to all the other officers and employees the Board may at any time administer the Plan with respect of such officers and employees (other than Executive Officers), in which case the term "Committee" shall be deemed to mean the Board for all purposes herein with respect to such officers and employees.

(i) "Covered Employee" means an Eligible Employee who is a Covered Employee as specified in Section 10(d).

(j) "Effective Date" means the effective date specified in Section 10(e).

(k) "Eligible Employee" means a full-time officer or key employee (regularly working at least 32 hours per week) of the Company or any of its Subsidiaries who is employed by the Company or its Subsidiaries within the United States at the time of grant of an Award. The transfer of an Eligible Employee between divisions, from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Eligible Employee is placed on military or sick leave or such other leave of absence which is considered by the Committee, or the Board, as the case may be, in its sole and absolute discretion as continuing intact the employment relationship.

(l) "Fair Market Value" of a share of Stock means, as of the date in question, the officially-quoted closing selling price of the Stock (or if no selling price is quoted, the bid price) on the principal securities exchange or market on which the Stock is then listed for trading (i.e., the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Stock determined in good faith by the Board using any reasonable method; provided, however, that in all instances, with respect to ISOs, Fair Market Value shall be determined in accordance with the rules in effect under Section 422 of the Code, and with respect to NQSOs, Fair Market Value shall be determined in accordance with the rules in effect under Section 409A of the Code.

(m) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto and qualifying thereunder.

(n) "Nonqualified Stock Option" or "NQSO" means either (i) any Option, when granted, that is not an Incentive Stock Option, or (ii) an Incentive Stock Option which, at or subsequent to grant, ceases to qualify as an Incentive Stock Option because of a failure to satisfy the requirements of Section 422 of the Code or any successor provision thereto.

(o) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(p) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Employee.

(q) "Rule l6b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated under the Act.

(r) "Stock" means the Company's common stock, $0.001 par value.

(s) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, or the Board, as the case may be, are owned directly or indirectly by the Company.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Employees to become Participants; to grant Awards; to determine the type and number of Awards; to establish the terms, conditions, restrictions and other provisions of Awards; to cancel or suspend Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, and other persons claiming rights from or through a Participant, and shareholders of the Company.

(b) Manner of Exercise of Committee Authority. The Committee may delegate to officers or managers of the Company or any Subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not (i) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Act in respect of the Company, (ii) cause Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify, and (iii) violate the independence requirements of the Market on which the Stock is then listed for trading.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to the Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 300,000 shares; provided, however, that the total number of shares which may be issued and delivered in connection with Awards that are granted as ISOs is limited to 300,000 shares, subject to adjustment as provided in Section 10(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares, or partly out of each, as shall be determined by the Board.

(b) Share Counting Rules. Shares of Stock subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards. If any unissued shares of Stock are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding or other taxes due with respect to such Award, such retained shares of Stock subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares of Stock that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan. This Section 4(b) shall apply to the number of shares of Stock reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5. Participants.

(a) Eligibility. Participation in the Plan shall be open to all Eligible Employees of the Company and its Subsidiaries. No officer or employee of the Company or any of its Subsidiaries shall have a claim to be granted any Award under the Plan. Nothing in the Plan or in any Award shall confer any right on a Participant to continue as an officer or employee of the Company or shall interfere in any way with the right of the Company to terminate such employment or officer service or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, its Subsidiaries, the Committee, or the Board, as the case may be.

Determinations made by the Committee, or the Board, as the case may be, under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. An Award of any type made hereunder in any one year to an Eligible Employee shall neither guarantee nor preclude a further grant of that or any other type to such Eligible Employee in that year or subsequent years.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Employee may be granted Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code under Section 6 up to his or her Annual Limit. Subject to Section 4(a), a Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 30,000 shares.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy applicable law, and may otherwise require payment of consideration for an Award except as limited by the Plan. In any and all events, it is intended that all Awards granted hereunder will be compliant with (or exempt from) the terms and conditions of Section 409A of the Code, to the extent applicable, and the Awards shall be interpreted and administered accordingly.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and NQSOs) shall be determined by the Committee; provided, however, that such exercise price with respect to all Options shall in no event be less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock, or other Awards granted under other plans of the Company or any Subsidiary, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants. The Award shall specify the manner and terms of exercise. To the extent the Option exercise price may be paid in Stock as provided above, Stock delivered by the Participant may be (i) Stock which was received by the Participant upon exercise of one or more ISOs, but only if such Stock has been held by the Participant for at least the greater of (a) two years from the date the ISOs were granted or (b) one year after the transfer of Stock to the Participant, or (ii) Stock which was received by the Participant upon exercise of one or more NQSOs, but only if such Stock has been held by the Participant for at least six months.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. Each Participant may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Company or any Subsidiary or affiliate, such ISOs (absent acceleration of exercisability) do not become exercisable for the first time by such Participant during any calendar year in a manner which would entitle the Participant to purchase more than $100,000 in Fair Market Value of Stock in that year (with such Fair Market Value determined as of the time of grant of the ISO). Any Options granted to a Participant in excess of such amount will be granted as NQSOs. Any ISOs granted to a Participant who is a 10% owner of the Company must have an exercise price of at least 110% of the Fair Market Value of the Stock at the date of grant, and must expire no later than five years from the date of grant.

(iv) Termination of Employment. At such time as a Participant ceases to be an employee of the Company or any of its Subsidiaries for any reason, all outstanding, unexercised, Stock Options granted to such Participant shall terminate. Notwithstanding the foregoing, the Compensation Committee may provide in its discretion, either at the time an Stock Option is granted or thereafter, that the Stock Option may be exercised after the periods provided for in this Section 6(b)(iv), but in no event beyond the term of the Stock Option.

(v) Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Participant's consent, except as provided for in this Plan or any Award agreement. In addition, notwithstanding the foregoing, no amendment or modification of an Option shall cause an Option issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.

7. Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

8. Change in Control.

(a) Effect of Change in Control on Awards. Unless otherwise provided by the Committee in the Award document, in the event of a Change in Control all non-forfeited Options carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control. Notwithstanding anything to the contrary set forth in this Plan, at or immediately prior to the occurrence of a Change in Control, the Company may give a Participant written notice thereof requiring such Participant either (i) to exercise some or all of his or her Options on or prior to the date of the Change in Control, including all installments, or (ii) to surrender some or all of such Options in return for a cash payment equal to the excess, if any, of the Fair Market Value of the shares subject to the Option surrendered over the aggregate exercise price for such shares under the Option. Any Options which the Company requires to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by such date shall automatically lapse irrevocably and the Participant shall have no further rights with respect to such Options.

(b) Definition of Change in Control. Unless otherwise determined by the Board, the term Change in Control shall mean any of the following events occurring after the Effective Date:

(i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

(v) for purposes of this Section 8, "Exempt Person" means (i) Mariano Costamagna, (ii) any person, entity or group under the control of Mr. Costamagna, or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

9. Additional Award Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement or a policy adopted by the Company pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder prior to the issuance of the Award), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision or Company policy. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Beneficiaries. No Award of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash to the holder of an outstanding Option.

(d) Tax Provisions.

(i) Withholding. The Company and any Subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(iii) Compliance with Section 162(m) of the Code. It is the intent of the Company that Options granted to Covered Employees shall constitute qualified "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the definition of Covered Employee shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.

(iv) Section 409A Compliance. The Plan is intended to be administered and interpreted in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.

(e) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of shareholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect for a term of ten (10) years from the date of adoption or until the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan, except that no ISOs may be granted hereunder more than ten years following the date of its adoption or approval by the shareholders of the Company, whichever occurs first. Subject to applicable law, Awards may be granted under the Plan after this Plan is adopted by the Board but prior to the Effective Date provided that all such Awards shall be null and void of this Plan is not approved by the requisite shareholder vote at the Annual Meeting of Shareholders occuring following adoption of the Plan by the Board.

(f) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

(h) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(i) Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a Subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or affiliate to terminate any Eligible Employee 's or Participant's employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(j) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, however, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.